UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023 (March 9, 2023)

Tailwind International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40085	98-1211987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Greenwich Street, 29th Floor New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 266-0085

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one redeemable warrant	TWNI.U	New York Stock Exchange
Class A Ordinary Shares, $0.0001 par value	TWNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, Constantin Eis voluntarily resigned, effective as of March 15, 2023, as the Chief Financial Officer of Tailwind International Acquisition Corp. (the “Company”). Mr. Eis resigned in order to pursue other opportunities and not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Eis will continue to serve as a Director of the Company. Also, on March 9, 2023, the Board of Directors of the Company appointed Philip Krim as Chief Financial Officer of the Company.

Philip Krim has served as Chief Executive Officer of the Company since June 2022. Mr. Krim has also served as Casper Sleep Inc.’s (NYSE: CSPR) Chief Executive Officer and as a member of its board of directors since October 2013. Since founding the Company in 2013, Mr. Krim has led Casper (NYSE: CSPR) through tremendous growth, growing revenue from $15 million in 2014 to $497 million in 2020 (approximately 79% CAGR), and successfully took the company public in February 2020. Mr. Krim brought an innovative data-driven approach to marketing at Casper which enabled exponential growth and a competitive advantage. He is responsible for leading Casper’s expansion into adjacent sleep related product areas and increasing the retail store footprint to over 50+ stores across the US. From September 2020 until January 2023, Mr. Krim served as Chairman of Tailwind Acquisition Corp., prior to its business combination with Nuburu, Inc. From March 2021 until March 2022, Mr. Krim served as Chairman of Tailwind Two Acquisition Corp. prior to its business combination with Terran Orbital Corporation. Prior to that, Mr. Krim was the Chief Executive Officer of Vocalize Mobile, a mobile search advertising platform for small businesses, from January 2010 until July 2013, and the Chief Executive Officer of The Merrick Group from January 2003 until December 2009. Since 2016, Mr. Krim has also served on the Emerging Leadership Council of the 92nd Street Y. He also serves as a director of the Travis Manion Foundation and as a member of the Leadership Council of the Robin Hood Foundation since 2019. Mr. Krim received a B.B.A. in Marketing from Red McCombs School of Business at the University of Texas at Austin.

There is no family relationship between Mr. Krim and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Krim and any persons pursuant to which Mr. Krim was appointed as Chief Financial Officer of the Company. Mr. Krim previously executed the Company’s standard form of indemnity agreement for directors and officers and a joinder to the letter agreement, dated February 18, 2021, by and among the Company, Tailwind International Sponsor LLC (the “Sponsor”) and each of the Company’s officers and directors. In addition, Mr. Krim controls the Sponsor, which is party to the following additional agreements:

•	a Private Placement Warrants Purchase Agreement, dated February 18, 2021, between the Company and the Sponsor;

•	a Registration and Shareholder Rights Agreement, dated February 23, 2021, between the Company and the Sponsor; and

•	an Administrative Services Agreement, dated February 23, 2021, between the Company and the Sponsor.

A description of each of the foregoing agreements can be found in the Company’s Current Report on Form 8-K, filed on February 24, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2023

Tailwind International Acquisition Corp.

By:	/s/ Philip Krim
Name:	Philip Krim
Title:	Chief Executive Officer